UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2009

2-TRACK GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-89208	41-2036671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

1270 Broadway #208 New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (732) 927-3820

35 Argo House
Kilburn Park Road
London, UK NW6 5LF
011-44-20-7644-0472
 (Registrant's former address and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item: 8.01     Other Events

   On February 17, 2009 a British Liquidator was appointed to dissolve the business of 2-Track Ltd., the Registrant's wholly-owned London-based company. The primary reason for the liquidation was to consolidate the Registrant's business activities in the U.S. and alleviate the need for UK audits of the British subsidiary.

   All of the business operations of 2-Track Ltd. including the PRISM patent were transferred to the Registrant's New York-based subsidiary, 2-Track USA, Inc.

   As indicated on Form 12b-25 filed with the Commission on March 26, 2008, as a result of the liquidation of 2-Track, Ltd. a total of $2,101,878 of inter-company payables owed by 2-Track Ltd. to the Registrant were written-off as of 12/31/2008. This write-off did not materially affect the Registrant's consolidated balance sheet because inter-company accounts and transactions have been eliminated in consolidation. The impact on the P&L has not yet been determined due to other offsetting amounts.

SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 2, 2009                                  2-TRACK GLOBAL, INC.

By:_/s/ Woosun Jung_____________________

      Woosun Jung, Chief Executive Officer